Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 3, 2022 (the “Execution Date”) by and among Syros Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).

RECITALS

A. On or prior to the date hereof, (i) the Company has entered into that certain Agreement and Plan of Merger (as in effect as of the date hereof, the “Merger Agreement”), with Tack Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Tyme Technologies, Inc., a Delaware corporation (the “Target”), in substantially the form provided to the Investors prior to the date hereof, pursuant to which, prior to the Closing (as defined below), the Merger Sub shall merge with and into the Target and, at the Closing, Target, as the surviving entity, shall be a wholly-owned subsidiary of the Company (the “Merger”).

B. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the 1933 Act (as defined below), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the SEC (as defined below) under the 1933 Act;

C. In connection with and contingent on the closing of the Merger (the “Merger Closing”), as contemplated by the Merger Agreement, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, (A) shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) and/or pre-funded warrants to purchase Common Stock in the form attached hereto as Exhibit B (the “Pre-Funded Warrants”) and (B) warrants to purchase either Common Stock or Pre-Funded Warrants, at the election of the holder, in the form attached hereto as Exhibit C (the “Warrants”); and

D. Contemporaneously with the sale of the Shares, the Pre-Funded Warrants and the Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares and the Warrant Shares (as defined below) under the 1933 Act and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Bylaws” means the Company’s Second Amended and Restated By-Laws.

“Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Closing Securities” means the Shares, the Pre-Funded Warrants and the Warrants sold at Closing.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disqualification Event” has the meaning set forth in Section 4.33.

“EDGAR system” has the meaning set forth in Section 4.9.

“Environmental Laws” has the meaning set forth in Section 4.15.

“GAAP” has the meaning set forth in Section 4.17.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“HSR Act” has the meaning set forth in Section 7.9.

“Intellectual Property” has the meaning set forth in Section 4.14.

“Investor Questionnaire” has the meaning set forth in Section 5.8.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition or business of the Company and its subsidiaries taken as a whole, (ii) the legality or enforceability of any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents, except that for purposes of Section 6.1(i) of this Agreement, in no event shall a change in the market price of the Common Stock alone constitute a “Material Adverse Effect”.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Nasdaq” means the Nasdaq Global Select Market.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agents” means Cowen and Company, LLC and Piper Sandler & Co.

“Pre-Funded Warrants” has the meaning set forth in the recitals to this Agreement.

“Press Release” has the meaning set forth in Section 9.8.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Global Select Market.

“Prior Registration Rights Agreement” means that certain Registration Rights Agreement, dated December 4, 2020, by and among the Company and the other parties thereto.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Regulation D” has the meaning set forth in the recitals to this Agreement.

“Regulatory Authorities” has the meaning set forth in Section 4.30.

“Required Investors” has the meaning set forth in the Registration Rights Agreement.

“Sanctions” has the meaning set forth in Section 4.25.

“Sanctioned Country” has the meaning set forth in Section 4.25.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.8.

“Securities” means the Shares, the Pre-Funded Warrants, the Warrants, and the Warrant Shares.

“Shares” has the meaning set forth in the recitals to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stockholder Approval” has the meaning set forth in Section 7.2.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) or (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer Agent” has the meaning set forth in Section 7.2(a).

“Transaction Documents” means this Agreement, the Pre-Funded Warrants, the Warrants and the Registration Rights Agreement.

“Warrants” has the meaning set forth in the recitals to this Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants and the Pre-Funded Warrants.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Securities. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and each Investor will purchase, severally and not jointly, (A) the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares” on Exhibit A attached hereto, (B) a Pre-Funded Warrant to purchase the number of Warrant Shares set forth opposite the name of such Investor under the heading “Number of Warrant Shares Underlying Pre-Funded Warrant” on Exhibit A attached hereto, if any, and (C) a Warrant to purchase the number of Warrant Shares set forth opposite the name of such Investor under the heading “Number of Warrant Shares Underlying Warrant” on Exhibit A attached hereto. The Shares and Pre-Funded Warrants will be sold in fixed combinations with the Warrants, with each Investor receiving a Warrant to purchase one share of Common Stock per each Share or Warrant Share underlying a Pre-Funded Warrant purchased by such Investor. The purchase price per Share and accompanying Warrant shall be $0.94. The purchase price per Pre-Funded Warrant and accompanying Warrant shall be $0.9399. The Pre-Funded Warrants shall have an exercise price equal to $0.0001 per Warrant Share. The Warrants shall have an exercise price equal to $1.034 per Warrant Share.

3. Closing.

3.1 Upon the satisfaction of the conditions set forth in Section 6, the completion of the purchase and sale of the Closing Securities (the “Closing”) shall occur remotely via exchange of documents and signatures on the date of, and substantially concurrently with (but contingent upon), the consummation of the Merger (the date of the Closing, the “Closing Date”).

3.2 Upon delivery of written notice from (or on behalf of) the Company to each Investor (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Merger to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to each such Investor, , each Investor, on the Closing Date, shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds pursuant to the wire instructions specified by the Company in the Closing Notice, an amount equal to the purchase price to be paid by the Investor for the Closing Securities to be acquired by it as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price of Securities” on Exhibit A attached hereto.

3.3 At the Closing, the Company shall deliver or cause to be delivered to each Investor (A) a number of Shares, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), equal to the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares” on Exhibit A attached hereto, (B) a Pre-Funded Warrant, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), to purchase up to the number of Warrant Shares set forth opposite the name of such Investor under the heading “Number of Warrant Shares Underlying Pre-Funded Warrant” on Exhibit A attached hereto, if any, and (C) a Warrant, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), to purchase the number of Warrant Shares set forth opposite the name of such Investor under the heading “Number of Warrant Shares Underlying Warrant”. The Shares shall be delivered via a book-entry record through the Transfer Agent. Unless the Company and an Investor otherwise mutually agree with respect to such Investor’s Shares, at Closing settlement shall occur on a “delivery versus payment” basis.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except (a) as described in the Company’s SEC Filings filed at least one Trading Day prior to the Execution Date and (b) as set forth on the disclosure schedule delivered herewith (which is arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Section 4) (the “Disclosure Schedule”), each of which qualify these representations and warranties in their entirety:

4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. Syros Securities Corporation, a Massachusetts corporation, and Syros Pharmaceuticals (Ireland) Limited, an Irish limited liability company, are the only subsidiaries of the Company and are wholly-owned by the Company. Each subsidiary of the Company has been duly incorporated or organized and is validly existing and in good standing (or such equivalent concepts to the extent they exist under the law of such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, and have all requisite power and authority to carry on their business as now conducted and to own or lease their properties. The Company’s subsidiaries are duly qualified to do business and are in good standing (or such equivalent concept to the extent it exists under the law of such jurisdiction) in each jurisdiction in which the conduct of their business or their ownership or leasing of property makes such qualification necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities, subject to obtaining Stockholder Approval. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3 Capitalization. The Company is authorized under its Certificate of Incorporation to issue 200,000,000 shares of Common Stock. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing. Since the date indicated in such SEC Filing, there has not been any change the Company’s capital stock, other than as a result of the exercise of stock options or the award of stock options or restricted stock units in the ordinary course of business pursuant to the Company’s stock-based compensation plans described in the SEC Filings. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. No Person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including, without limitation, the Securities. Except for stock options and restricted stock units approved pursuant to Company stock-based compensation plans described in the SEC Filings and warrants described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement and the Merger Agreement. Except (a) for the Registration Rights Agreement and the Prior Registration Rights Agreement and (b) as set forth on the Disclosure Schedule, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except (a) as provided in the Registration Rights Agreement and the Prior Registration Rights Agreement and (b) as set forth on the Disclosure Schedule, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4 Valid Issuance. Subject to receipt of the Stockholder Approval, the Shares will be duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Subject to receipt of the Stockholder Approval, the Warrant Shares will be duly and validly authorized and reserved for issuance and, upon exercise of the Pre-Funded Warrants or Warrants, as applicable, in accordance with their respective terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable and will be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Assuming the accuracy of the representations and warranties of each Investor in Section 5 hereof, the Warrant Shares will be issued in compliance with all applicable federal and state securities laws.

4.5 Consents. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (a) the Stockholder Approval, (b) filings that have been made pursuant to applicable state securities laws, (c) post-sale filings pursuant to applicable state and federal securities laws, (d) filings pursuant to the rules and regulations of Nasdaq, including with respect to obtaining Stockholder Approval, (e) filing of the registration statement required to be filed by the Registration Rights Agreement, (f) filings required by the 1933 Act, 1934 Act, and the rules of the SEC, including the registration statement on Form S-4 with respect to the Merger and the proxy statement/prospectus included therein, and (g) filings required to consummate the Merger as provided under the Merger Agreement, each of which the Company has filed or undertakes to file within the applicable time. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Shares or the Warrant Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6 Use of Proceeds. The net proceeds of the sale of the Securities hereunder shall be used by the Company for advancement of the Company’s clinical development pipeline, business development activities, working capital and general corporate purposes.

4.7 No Material Adverse Change. Since March 31, 2022, except as identified and described in the SEC Filings filed at least one Trading Day prior to the date hereof, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(iv) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);

(vi) any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or material change to any Material Contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

(vii) any material labor difficulties or, to the Company’s Knowledge, labor union organizing activities with respect to employees of the Company;

(viii) any material transaction entered into by the Company other than in the ordinary course of business;

(ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company; or

(x) any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

4.8 SEC Filings. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year period preceding the date hereof (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder.

4.9 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities in accordance with the provisions thereof will not, except (solely in the case of clause (i)(b) and clause (ii)) for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR system”)), or (b) assuming the accuracy of the representations and warranties in Section 5 and subject to the Stockholder Approval, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its subsidiaries, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or its subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract. This Section 4.9 does not relate to matters with respect to tax status, which are the subject of Section 4.10, employee relations and labor matters, which are the subject of Section 4.13, or environmental laws, which are the subject of Section 4.15.

4.10 Tax Matters. The Company and its subsidiaries have timely prepared and filed all material tax returns required to have been filed by them with all appropriate governmental agencies and timely paid all material taxes shown thereon or otherwise owed by them. There are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any audits by any federal, state or local taxing authority. All material taxes that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. With the exception of agreements or other arrangements that are not primarily related to taxes entered into in the ordinary course of business, there are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity (other than a subsidiary of the Company).

4.11 Title to Properties. The Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.12 Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company.

4.13 Labor Matters.

(a) Neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining agreements or other agreements with labor organizations. To the Company’s Knowledge, neither the Company nor any of its subsidiaries has violated in any material respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b) No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company or any of its subsidiaries, exists or, to the Company’s Knowledge, is threatened or imminent.

4.14 Intellectual Property. The Company and its subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business in all material respects as now conducted or as proposed in the SEC Filings to be conducted; and (a) there are no rights of third parties to any such Intellectual Property, including no liens, security interests or other encumbrances; (b) to the Company’s Knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (d) such Intellectual Property that is described in the SEC Filings has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (e) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property that is owned or licensed by the Company, including interferences, oppositions, reexaminations or government proceedings; (f) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; and (g) each key employee of the Company and each Company employee involved with the development of Intellectual Property has entered into an invention assignment agreement with the Company.

4.15 Environmental Matters. Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), nor has the Company or any of its subsidiaries released any hazardous substances regulated by Environmental Law onto any real property that it owns or operates, and has not received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

4.16 Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or to the Company’s Knowledge, threatened to which the Company or its subsidiaries are a party or to which any property of the Company or its subsidiaries are the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

4.17 Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4.18 Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.19 Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.

4.20 Brokers and Finders. Other than the Placement Agents, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Investor shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.20 that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.

4.21 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.22 No Integrated Offering. Neither the Company nor its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would (i) adversely affect reliance by the Company on Section 4(a)(2) and Rule 506(b) of Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act or (ii) cause the offer and sale of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.

4.23 Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, the offer and sale of the Closing Securities to the Investors and the exercise of the Pre-Funded Warrants and Warrants as contemplated hereby are exempt from the registration requirements of the 1933 Act. The issuance and sale of the Closing Securities and the exercise of the Pre-Funded Warrants and Warrants do not contravene the rules and regulations of Nasdaq.

4.24 Questionable Payments. Neither the Company nor its subsidiaries nor, to the Company’s Knowledge, any of their current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or its subsidiaries, has on behalf of the Company or its subsidiaries in connection with their business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature or (f) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.25 No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the Company’s Knowledge, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic (each, a “Sanctioned Country”); and the Company and its subsidiaries will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

4.26 Transactions with Affiliates. None of the executive officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options, restricted stock units, warrants and/or restricted stock, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.27 Internal Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which (a) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (b) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (c) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.

4.28 Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material nonpublic information concerning the Company or its subsidiaries, other than with respect to the transactions contemplated hereby, which will be disclosed in the Press Release (as defined below) or in a Form 8-K filed with the SEC no later than the Business Day immediately following the date this Agreement is executed. The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.

4.29 Required Filings. Except for the transactions contemplated by this Agreement, including the acquisition of the Securities contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the SEC Filings are being incorporated by reference into an effective registration statement filed by the Company under the 1933 Act).

4.30 Investment Company. The Company is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.31 Tests and Preclinical and Clinical Trials. (i) The preclinical studies and clinical trials conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the SEC Filings, or the results of which are referred to in the SEC Filings, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the U.S. Food and Drug Administration and comparable regulatory agencies outside of the United States to which they are subject, including the European Medicines Agency (collectively, the “Regulatory Authorities”) and Good Clinical Practice and Good Laboratory Practice requirements; (ii) the descriptions in the SEC Filings of the results of such studies and trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; (iii) to the Company’s Knowledge, there are no other studies or trials not described in the SEC Filings, the results of which the Company believes are inconsistent with or reasonably call into question the results described or referred to in the SEC Filings; (iv) the Company and its subsidiaries have operated at all times and are currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect; and (v) neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any preclinical studies or clinical trials that are described in the SEC Filings or the results of which are referred to in the SEC Filings, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials.

4.32 Manipulation of Price. The Company has not taken, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

4.33 Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees, are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

4.34 No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

4.35 No Additional Agreements. Except as set forth on the Disclosure Schedule, the Company has no other agreements or understandings (including, without limitation, side letters) with any Investor or any other party to purchase Securities or any other equity or equity-linked securities of the Company on terms more favorable to such Investor or other party than as set forth herein.

4.36 Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

4.37 Compliance. The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived) or (ii) in violation of any judgment, decree or order of any court, arbitrator or governmental body, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

4.38 Authorization of Merger Agreement. All necessary corporate action has been duly and validly taken by the Company and the Merger Sub to authorize the execution, delivery and performance of the Merger Agreement. The Merger Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and the Merger Sub, executed and delivered by the Company and the Merger Sub and constitutes legal, valid and binding obligations of the Company and the Merger Sub enforceable against the Company and the Merger Sub in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity). To the knowledge of the Company, the representations and warranties of the Target contained in Article III of the Merger Agreement (as qualified therein and in the disclosure schedules thereto) were, as of the date of the Merger Agreement, and are, as of the date hereof (except to the extent such representations and warranties are made as of another date, in which case such representations and warranties are true and correct as of that date), true and accurate in all material respects (or, if any such representations or warranties are qualified by materiality, material adverse effect or similar language, true and correct in all respects). The Company has furnished or otherwise made available to each Investor a true and substantially complete copy of the Merger Agreement as in effect as of the date hereof.

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1 Organization and Existence. Such Investor is a duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.

5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. The Securities are being purchased by such Investor in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Disclosure of Information. Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. Such Investor acknowledges that copies of the SEC Filings are available on the EDGAR system. Based on the information such Investor has deemed appropriate, and without reliance on the Placement Agents, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. Such Investor understands that the Placement Agents have acted solely as the agents of the Company in this placement of the Shares and such Investor has not relied on the business or legal advice of the Placement Agents or any of their agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such Investor in connection with the transactions contemplated hereby.

5.6 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7 Legends. It is understood that, except as provided below, certificates or book-entry positions evidencing the Securities may bear the following or any similar legend:

(a) “These securities represented hereby [and the securities issuable upon exercise of these securities] have not been registered with the Securities and Exchange Commission or the securities commission of any state but have been [or will be] issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, or (iv) the securities are transferred without consideration to an affiliate of such holder or a custodial nominee (which for the avoidance of doubt shall require neither consent nor the delivery of an opinion).”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8 Accredited Investor. Such Investor is (a) an “accredited investor” within the meaning of Rule 501(a) of Regulation D. Such Investor has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Exhibit E (the “Investor Questionnaire”), which such Investor represents and warrants is true, correct and complete. Such investor is a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Securities. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Investor’s charter, bylaws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Investor is bound and (v) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Securities.

5.9 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications.

5.10 Brokers and Finders. Other than the Placement Agents, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11 Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company, the Placement Agents or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement and other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent deemed reasonably necessary by such Investor to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.12 No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.

5.13 No Intent to Effect a Change of Control. Such Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

5.14 Residency. Such Investor’s office in which its investment decision with respect to the Securities was made is located at the address immediately below such Investor’s name on its signature page hereto.

5.15 No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

5.16 Placement Agents. Such Investor hereby acknowledges and agrees that (a) each of the Placement Agents is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Investor, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (b) no Placement Agent has made or will make any representation or warranty, whether express or implied, of any kind or character, or has provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents, (c) no Placement Agent will have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) no Placement Agent will have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to such Investor, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Documents.

6. Conditions to Closing.

6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Closing Securities is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof, as qualified by the Disclosure Schedule and the SEC Filings filed at least one Trading Day prior to the Execution Date, shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Closing Securities and the consummation of the other transactions contemplated by the Transaction Documents (other than the Stockholder Approval), all of which shall be in full force and effect.

(c) The Company shall have executed and delivered the Registration Rights Agreement.

(d) The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and the Warrant Shares, and Nasdaq shall have raised no objection to the consummation of the transactions contemplated by the Transaction Documents.

(e) All conditions precedent to the closing of the Merger set forth in the Merger Agreement, including, without limitation, the approval of the Company’s stockholders and the Target’s stockholders, shall have been satisfied (as determined by the parties to the Merger Agreement, and other than those conditions which, by their nature, are to be satisfied at the closing of the Merger) or waived in writing by the party entitled to the benefit thereof under the Merger Agreement, and the Merger Closing shall be scheduled to occur concurrently with the Closing.

(f) The terms of the Merger Agreement (as in effect on the date hereof) shall not have been amended, modified or waived in a manner that would reasonably be expected to materially and adversely affect the economic benefits that the Investor (in its capacity as such) would reasonably expect to receive under this Agreement unless the Investor has consented in writing to such amendment, modification or waiver.

(g) The Company shall have obtained the Stockholder Approval.

(h) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(i) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e), (f), (g), (h), (l) and (m) of this Section 6.1.

(j) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement, the other Transaction Documents, the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(k) The Investors shall have received an opinion from Wilmer Cutler Pickering Hale and Dorr LLP, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors.

(l) There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(m) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue Closing Securities to any Investor is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by such Investor in Section 5 hereof shall be true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or material adverse effect, which shall be true and correct in all respects, as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. Such Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) Such Investor shall have executed and delivered the Registration Rights Agreement and an Investor Questionnaire.

(c) Any Investor purchasing Closing Securities shall have paid in full its purchase price to the Company.

6.3 Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and Investors that agreed to purchase a majority of the Shares to be issued and sold pursuant to this Agreement; or

(ii) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to the date that is six (6) months after the date hereof if the Merger Closing has not occurred on or before such date;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to Section 6.3(a)(ii), written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7. Covenants and Agreements of the Parties

7.1 Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.2 Stockholder Approval. Prior to the Closing Date, the Company shall hold a special meeting of stockholders providing for the approval of (i) an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to enable the issuance or reservation for issuance, as applicable, of all of the Securities in compliance with the rules and regulations of Nasdaq and (ii) to the extent required, the issuance of the Closing Securities in compliance with Nasdaq Listing Rule 5635(b) and/or (d) (the “Stockholder Approval”), with the recommendation of the Company’s Board of Directors that such proposal(s) be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal(s).

7.3 Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Shares or Warrant Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor, the Company shall request the transfer agent for the Common Stock (the “Transfer Agent”) to timely remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) Trading Days of any such request therefor from such Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith.

(b) Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares or Warrant Shares (i) have been registered under the 1933 Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 7.3(b) and within two (2) Trading Days of any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 7.3 may be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the DTC System as directed by such Investor. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

7.4 Transfer Restrictions. Each Investor agrees that it will sell, transfer or otherwise dispose of the Securities only in compliance with all applicable state and federal securities laws and that any Securities sold by such Investor pursuant to an effective registration statement will be sold in compliance with the plan of distribution set forth therein.

7.5 Subsequent Equity Sales by the Company. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction. The Company shall not take any action or steps that would adversely affect reliance by the Company on Section 4(a)(2) and Regulation D for the exemption from registration for the transactions contemplated hereby or require registration of the Securities under the 1933 Act.

7.6 Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Investor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agents.

7.7 Reservation of Common Stock. Subject to the Stockholder Approval, the Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all of the Warrant Shares upon conversion of any Pre-Funded Warrant or Warrant.

7.8 Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that it will not, nor will it cause any Affiliates acting on its behalf or pursuant to any understanding with it to, execute any Short Sales during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law. Each Investor understands and acknowledges that the SEC currently takes the position that coverage of Short Sales of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the 1933 Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

7.9 Tax Matters. The parties agree that the Pre-Funded Warrants are intended to and shall be treated as stock in the Company for U.S. federal, state and local income tax purposes, and the parties shall file their tax returns and otherwise act consistently with such treatment except as otherwise required by a final determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended.

7.10 Filings. The Company shall make all filings with the SEC and its Trading Market as required by the transactions contemplated hereby. With respect to any exercise of a Pre-Funded Warrant or Warrant into Common Stock, the Company and each Investor (i) shall use their respective commercially reasonable efforts to promptly file or cause to be filed, (x) within 10 Business Days from the date that either the Company or any Investor provides any notice of exercise (for which within five Business Days the Investor determines that a filing under the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), is required, and so notifies the

Company), all required filings under the HSR Act and, (y) as promptly as reasonably practicable, all required filings under other applicable antitrust laws that the Company or any Investor reasonably determines in good faith to be necessary or appropriate to effect the transactions contemplated by this Agreement including but not limited to, the exercise of any Pre-Funded Warrant or Warrant into Common Stock, (ii) shall consult and cooperate with each other in the preparation of such filings, and (iii) shall promptly inform the other parties of any material communication received by such party from any Governmental Entity regarding the transactions contemplated by this Agreement and shall enable the other party to participate in any communications and meetings with any Governmental Entity regarding the transactions contemplated by this Agreement unless prohibited by the Governmental Entity. Each of the Company and any Investor that files such notice pursuant to the HSR Act or any other applicable antitrust law in accordance with the preceding sentence acknowledges that no exercise of any Pre-Funded Warrant or Warrant into Common Stock will be consummated until any waiting period prescribed under the HSR Act or any other applicable antitrust law has elapsed.

8. Survival and Indemnification.

8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

8.3 Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

9. Miscellaneous.

9.1 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event (without duplication, to the extent the relevant Transaction Document provides for such amendment therein).

9.2 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or each of the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Securities” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by e-mail, then such notice shall be deemed given upon receipt of confirmation of receipt of an e-mail transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Syros Pharmaceuticals, Inc.

35 CambridgePark Drive, 4th Floor

Cambridge, MA 02140

Attention: Jason Haas

Email: jhaas@syros.com

With a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attention: Cynthia Mazareas

Email: cynthia.mazareas@wilmerhale.com

If to the Investors:

Only to the addresses set forth on the signature pages hereto.

9.6 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Investor has relied on the advice of its own respective counsel.

9.7 Amendments and Waivers. Prior to Closing, no amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. Following the Closing, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to Closing, each Investor that signed such amendment or waiver and (ii) following the Closing, each holder of any Securities purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Securities and the Company.

9.8 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investors shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, each Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act). The Company shall not include the name of any Investor or any Affiliate or investment adviser of such Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any SEC Filing to the extent such disclosure is required by SEC rules and regulations) without the prior written consent of such Investor. No later than the Business Day immediately following the date this Agreement is executed, the Company shall issue a press release disclosing all material terms of the transactions contemplated by this Agreement and any material non-public information that the Company may have provided any Investor in connection with the transactions contemplated by this Agreement at any time prior to the issuance of such press release (the “Press Release”). In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq. From and after the issuance of the Press Release, no Investor shall be in possession of any material non-public information provided by the Company, its subsidiaries or any of their respective officers, directors, employees or agents (including the Placement Agents) in connection with the transactions contemplated by this Agreement.

9.9 Third-Party Beneficiaries. The Company acknowledges and agrees and the Investors acknowledge and agree that each Placement Agent is a third-party beneficiary of the representations and warranties contained in Section 4 and Section Error! Reference source not found., respectively.

9.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.11 Entire Agreement. This Agreement, including the signature pages, Exhibits, the other Transaction Documents and any confidentiality agreement between the Company and each Investor constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.12 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.13 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

9.14 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Closing Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	SYROS PHARMACEUTICALS, INC.

	By:	/s/ Nancy Simonian
Name: Nancy Simonian
Title: Chief Executive Officer

INVESTOR:	667, L.P.

	By:	BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

	By:	/s/ Scott Lessing
Name: Scott Lessing
Title: President

INVESTOR:	BAKER BROTHERS LIFE SCIENCES, L.P.

	By:	BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

	By:	/s/ Scott Lessing
Name: Scott Lessing
Title: President

INVESTOR:	AVIDITY MASTER FUND LP

	By:	Avidity Capital Partners Fund (GP) LP, its general partner
	By:	Avidity Capital Partners (GP) LLC, its general partner

	By:	/s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

[Signature Page to Securities Purchase Agreement]

INVESTOR:	AVIDITY CAPITAL FUND II LP

	By:	Avidity Capital Partners Fund (GP) LP, its general partner
	By:	Avidity Capital Partners (GP) LLC, its general partner

	By:	/s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

INVESTOR:	AVIDITY CAPITAL HL SUB FUND III LLC

	By:	Avidity Master Fund III LP, its managing member
	By:	Avidity Capital Partners Fund (GP) LP, its general partner
	By:	Avidity Capital Partners (GP) LLC, its general partner

	By:	/s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

INVESTOR:	AVIDITY PRIVATE MASTER FUND I LP

	By:	Avidity Capital Partners Fund (GP) LP, its general partner
	By:	Avidity Capital Partners (GP) LLC, its general partner

	By:	/s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

INVESTOR:	FLAGSHIP PIONEERING FUND VII, L.P.

	By:	Flagship Pioneering Fund VII General Partner, LLC, its General Partner

	By:	/s/ Charles Carelli
Name: Charles Carelli
Title: Authorized Signatory

INVESTOR:	DEEP TRACK BIOTECHNOLOGY MASTER FUND, LTD.

	By:	/s/ Nir Messafi
Name: Nir Messafi
Title: Authorized Person

[Signature Page to Securities Purchase Agreement]

INVESTOR:	INVUS PUBLIC EQUITIES, L.P.

	By:	/s/ Khalil Barrage
Name: Khalil Barrage
Title: VP of the General Partner

INVESTOR:	BCLS II EQUITY OPPORTUNITIES, LP

	By:	BCLS II Equity Opportunities GP, LLC, its general partner

	By:	Bain Capital Life Sciences Fund II, L.P., its manager

	By:	Bain Capital Life Sciences Investors II, LLC, its general partner

	By:	Bain Capital Life Sciences Investors, LLC, its manager

	By:	/s/ Ricky Sun
Name: Ricky Sun
Title: Managing Director

INVESTOR:	SAMSARA BIOCAPITAL, LP

	By:	/s/ Srinivas Akkaraju
Name: Srinivas Akkaraju, PhD
Title: Managing Director, Samsara BioCapital GP, LLC

INVESTOR:	CHI IV PUBLIC INVESTMENTS LP

	By:	CHI Advisors LLC, its investment manager

	By:	/s/ Kevin Raidy
Name: Kevin Raidy
Title: Managing Partner

[Signature Page to Securities Purchase Agreement]

INVESTOR:	ALLY BRIDGE MEDALPHA MASTER FUND L.P.

	By:	Ally Bridge MedAlpha General Partner L.P., its general partner

	By:	Ally Bridge MedAlpha GP, LLC, its general partner

	By:	/s/ Fan Yu
Name: Fan Yu
Title: Manager

INVESTOR:	ADAGE CAPITAL PARTNERS LP

	By:	/s/ Dan Lehan
Name: Dan Lehan
Title: COO

INVESTOR:	CVI INVESTMENTS, INC.

	By:	Heights Capital Management, Inc., its authorized agent

	By:	/s/ Martin Kobinger
Name: Martin Kobinger
Title: President

INVESTOR:	ALTIUM GROWTH FUND, LP

	By:	/s/ Mark Gottlieb
Name: Mark Gottlieb
Title: COO

INVESTOR:	DAFNA LIFESCIENCE LP

	By:	/s/ Nathan Fischel
Name: Nathan Fischel
Title: CEO

INVESTOR:	DAFNA LIFESCIENCE SELECT LP

	By:	/s/ Nathan Fischel
Name: Nathan Fischel
Title: CEO

[Signature Page to Securities Purchase Agreement]

INVESTOR:	JALAA EQUITIES, LP

	By:	/s/ Jason Aryeh
Name: JALAA Equities, LP
Title: General Partner

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

Schedule of Investors

Investor Name	Number of Shares	Number of Warrant Shares Underlying Pre-Funded Warrant	Number of Warrant Shares Underlying Warrant	Aggregate Purchase Price of Securities
667, L.P.	—	2,406,726	2,406,726	$2,262,081.77
Baker Brothers Life Sciences, L.P.	—	24,191,274	24,191,274	$22,737,378.43
Avidity Master Fund LP	3,319,700	4,500,000	7,819,700	$7,350,068.00
Avidity Master Fund LP	409,400	555,000	964,400	$906,480.50
Avidity Capital HL Sub Fund III LLC	305,600	414,200	719,800	$676,570.58
Avidity Private Master Fund LP	4,965,300	6,730,800	11,696,100	$10,993,660.92
Flagship Pioneering Fund VII, L.P.	7,000,000	14,200,000	21,200,000	$19,926,580.00
Deep Track Biotechnology Master Fund, Ltd.	—	15,950,000	15,950,000	$14,991,405.00
Invus Public Equities, L.P.	10,638,297	—	10,638,297	$9,999,999.18
BCLS II Equity Opportunities, LP	5,319,400	5,319,400	10,638,800	$9,999,940.06
Samsara BioCapital, L.P.	6,914,893	—	6,914,893	$6,499,999.42
CHI IV Public Investments LP	5,319,148	—	5,319,148	$4,999,999.12
Adage Capital Partners L.P.	5,319,148	—	5,319,148	$4,999,999.12
Ally Bridge MedAlpha Master Fund L.P.	5,319,148	—	5,319,148	$4,999,999.12
CVI Investments, Inc.	4,255,000	—	4,255,000	$3,999,700.00
Altium Growth Fund, LP	3,191,000	—	3,191,000	$2,999,540.00
Dafna Lifescience LP	1,010,000	—	1,010,000	$949,400.00
Dafna Lifescience Select LP	319,787	—	319,787	$300,599.78
JALAA Equities, LP	265,957	—	265,957	$249,999.58